EXHIBIT 99.3

                     TVI CORPORATION AUDIT COMMITTEE CHARTER
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Purpose

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which Management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, Management, internal audit and the independent accountants.

Organization

          o The Audit Committee shall be appointed annually by the Board of Directors.
          o    The Audit Committee shall consist of at least two (2) members.
          o Only independent directors may be members of the Audit Committee. An independent director is a director who meets the independence and experience requirements of the NASDAQ Stock Market, Inc.
          o At least one (1) member of the Committee shall have a background in financial reporting, accounting or auditing (however, the lack of any such member shall not invalidate or otherwise affect the actions taken by the Committee) such that he or she qualifies as a "financial expert" for purposes of Section 301 of the Sarbanes-Oxley Act of 2002 (the "Sar-Box Act")
          o The Board shall appoint one (1) of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee to provide the Committee with a written agenda.

In meeting its responsibilities, the Committee shall:

General

          o Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.
          o Meet four (4) times per year or more frequently as circumstances require.
          o Report Committee actions to the Board of Directors with recommendations, as the Committee may deem appropriate.
          o    Review annually and update the Committee's formal charter.
          o Meet at least annually with the independent accountants, the internal auditors and Management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.
          o Provide for inclusion in the Company's proxy statement or other SEC filings of any report from the Audit Committee required by applicable laws and regulations and stating among other things whether the Audit Committee has:


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          o    Reviewed and  discussed  the audited  financial  statements  with management.
          o Discussed with the independent auditors the matters required to be discussed by SAS 61.
          o Received disclosures from the auditors regarding the auditors' independence as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence
          o Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB.

Internal Controls and Risk Assessment

          o Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.

          o Consider and review with Management, the internal audit function and the independent accountants:
                    o The effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of information systems and security.
                    o Any related significant findings and recommendations of the independent accountants and the internal auditors together with Management's responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.
          o Receive periodic information from the independent accountants regarding the independence of the independent accountants, discuss such information with the independent accountant, and, if so determined by the Audit Committee, recommend that the Board take appropriate actions to satisfy itself of the independent accountants' independence.
          o Instruct the independent accountants to communicate directly to the Audit Committee any serious difficulties or disputes with
               Management. The independent accountants are ultimately responsible to the Board of Directors and Audit Committee of the Company.

Internal Audit

          o Evaluate the internal audit process for establishing the annual internal audit plan and the focus on risk
          o    Evaluate the audit scope and role of internal  audit.
          o    Consider and review with Management:
                    o Significant findings and Management's response including the timetable for implementation to correct weaknesses.
                    o Any difficulties encountered in the course of their audit such as restrictions on the scope of their work or access to information.
                    o Any changes required in the planned scope of their audit plan.
                    o    The internal audit budget.


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Compliance with Laws and Regulations

          o Ascertain whether the Company has an effective process for determining risks and exposure from asserted and unasserted
               litigation   and  claims   from   noncompliance   with  laws  and
               regulations.
          o Review with the Company's general counsel and others any legal, tax, or regulatory matters that may have a material impact on Company operations and the financial statements.
          o Discuss with Management, the internal auditors and the Company's independent public accountants the status and adequacy of Management information systems including the significant risks and major controls over such risks.

Financial Reporting

          o Review with Management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10-QSB.
          o Advise management based upon its review and discussion whether anything has come to the Audit Committee's attention that causes it to believe that the audited financial statements included in the Company's Form 10-KSB contain an untrue statement of material fact or omit to state a necessary material fact.
          o Review with Management and the independent accountants at the completion of the annual examination:

                    o The Company's annual financial statements and related footnotes.
                    o The independent accountants' audit of the financial statements and their report.
                    o Any significant changes required in the independent accountant's audit plan. o Any difficulties or disputes with Management encountered during the audit.
                    o    The Company's accounting principles.
                    o Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

External Auditor

          o Recommend to the Board of Directors the independent accountants to be nominated, approve compensation of the independent accountants and review and approve the discharge of the independent accountants.
          o Review the scope and approach of the annual audit with the independent accountants. o Assess the external auditor's process for identifying and responding to key audit and internal control risks.

Compliance with Codes of Ethical Conduct

          o    Review  and  monitor,   as  appropriate   with  the   independent
               accountants the administration of and compliance with, any Company's code of conduct and the Foreign Corrupt Practices Act.

While the Audit Committee has the responsibilities and the powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assume compliance with laws and regulations and any Company's code of conduct.